Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Acquires Fitigues
     Fort Myers, FL - January 30, 2006 - Chico’s FAS, Inc. (NYSE: CHS) announced today that it has acquired most of the assets of the Fitigues brand stores headquartered in Scottsdale, Arizona. Fitigues sells luxurious comfortable clothing through 14 free-standing retail store locations throughout the country, as well as through its customer catalog, though Chico’s will only be acquiring 12 of the 14 locations. Fitigues will operate as a new branded division of Chico’s.
     Scott A. Edmonds, Chico’s President and Chief Executive Officer, said, “We have known Fitigues’ founders, Steve and Andi Rosenstein, for many years now and believe that their merchandise philosophy is very complimentary to that of Chico’s. We believe this brand appeals to an affluent customer, similar in age and income to our White House | Black Market customer, but in a more luxurious casual way. By bringing Fitigues under the Chico’s umbrella, we can provide the necessary capital, back office operations assistance, and leverage needed to successfully expand this brand across America over the next several years. We look forward to Steve, Andi, and Fitigues becoming part of the Chico’s family.”
     Steve Rosenstein, Co-founder and President of Fitigues, stated, “The parallels and similarities of the early years of Fitigues and Chico’s are quite amazing. Chico’s financial strength, experienced teams, and intuition in the marketplace will help achieve the goal of providing the Fitigues customer with unique fashions and excellent customer service all within a comfortable boutique atmosphere.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 778 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by Chico’s names. The Company owns 501 Chico’s front-line stores, 31 Chico’s outlet stores, 197 White House | Black Market front-line stores, 8 White House | Black Market outlet stores, 15 Soma by Chico’s stores, 11 Fitigues front-line stores and 1 Fitigues Outlet store; and franchisees own and operate 14 Chico’s stores.
     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the

     Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section